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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): AUGUST 6, 2004

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                        ANTEON INTERNATIONAL CORPORATION
               (Exact Name of Registrant as Specified in Charter)

            Delaware                   001-31258                13-3880755
  (State or Other Jurisdiction      Commission File            (IRS Employer
        of Incorporation)               Number)             Identification No.)

          3211 Jermantown Road, Suite 700
                 Fairfax, Virginia                                22030-2801
      (Address of Principal Executive Offices)                    (Zip Code)

       Registrant's telephone number, including area code: (703) 246-0200

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Item 5.    Other Events.

     As disclosed in Anteon International Corporation's (the "Company") recent Form 10-Q filing, the Company entered into a settlement agreement with the former shareholders of Sherikon, Inc. on July 26, 2004. As a result, the Company will recognize other income on a one-time basis of approximately $1.3 million (pre-tax) in the third quarter of 2004. Net of associated expenses, the Company estimates this will add approximately $.01 to its third quarter 2004 and full year 2004 earnings per share. This was not reflected in the Company's previously issued guidance on July 28, 2004 for the third quarter 2004 and full year 2004.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      ANTEON INTERNATIONAL CORPORATION

Date: August 6, 2004                  /s/  Curtis L. Schehr
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                                      Curtis L. Schehr
                                      Senior Vice President,
                                      General Counsel and Secretary



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